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Exhibit 11.1
LANVISION SYSTEMS, INC.

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                                                           Fiscal Year
                                                      ---------------------------------------------------
                                                         2003                2002                 2001
                                                      -----------         -----------         -----------
Net earnings                                          $ 1,019,166         $ 1,012,013         $   210,360
                                                      ===========         ===========         ===========
Average shares outstanding                              8,996,734           8,933,931           8,889,586
Stock options:
 Total options                                            404,049             456,826             294,874
 Assumed treasury stock buyback                          (193,541)           (193,238)           (110,740)
Warrants assumed converted                                      -                   -                   -
Convertible redeemable preferred
 stock assumed converted                                        -                   -                   -
                                                      -----------         -----------         -----------
Number of shares used in per
  common share computation                              9,207,241           9,197,519           9,073,720
                                                      ===========         ===========         ===========

Basic net earning per share of common Stock           $       .11         $       .11         $       .02
                                                      ===========         ===========         ===========
Diluted net earnings per share of common stock        $       .11         $       .11         $       .02
                                                      ===========         ===========         ===========
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